FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On November 17, 2016, the Agency for Healthcare Research and Quality (AHRQ), which is an agency of the Department of Health and Human Services, published a technology assessment entitled “Retinal Prosthesis in the Medicare Population.” The technology assessment provides an overview of multiple types of retinal prosthetic devices including the Argus II, and examined the available clinical evidence for each. The technology assessment concluded that some patients clearly benefit from retinal prostheses and future studies of retinal prosthesis should make an effort to report valid and reliable measures of day-to-day function and quality of life.  Further, the assessment concluded that for these patients, no other intervention exists to address their vision problems, so even small gains may be considered important for clinical and policy decision making. No assurance can be given as to what impact, if any, this report may have on Second Sight Medical Products, Inc. The report, which is dated September 30, 2016, can be accessed at the following web site: (https://www.cms.gov/Medicare/Coverage/DeterminationProcess/downloads/id103TA.pdf). The foregoing summary is qualified in its entirety by reference to that report. To date our Argus II Retinal Prosthesis System remains the only FDA approved and commercially available Retinal Prosthesis for the treatment of retinitis pigmentosa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer